DELAWARE GROUP GLOBAL & INTERNATIONAL FUNDS

FORM N-SAR/A
Semi-Annual Period Ended May 31, 2011

SUB-ITEM 77O:   TRANSACTIONS EFFECTED PURSUANT TO RULE 10F-3

A transaction effected pursuant to Rule 10f-3 attached as Exhibit.

WS: MFG_Philadelphia: 851323: v1

WS: MFG_Philadelphia: 851323: v1